UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 10/Amendment 5

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

REYNALDO’S MEXICAN FOOD COMPANY, INC.

(Exact name of registrant as specified in its charter)

Nevada	95-3930169
(State of other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

7339 E. Williams Drive

Unit 26496

Scottsdale, AZ 85255

(Address of Principal Executive Offices) (Zip Code)

602.793.8058

(Registrant’s telephone number, including area code)

Correspondence:

Rhonda Keaveney

PO Box 26496

Scottsdale, AZ 85255

602.793.8058

Rhonda@scctransferllc.com

Securities to be Registered Under Section 12(b) of the Act:

None

Securities to be Registered Under Section 12(g) of the Act:

Common Stock, Par Value $0.001

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

The purpose of this filing is to amend our Amendment 4, Exhibits, on Form 10, as filed with the Securities and Exchange Commission on November 15, 2022. This amendment is to furnish the files as Exhibit 3.1 to the Form 10. Exhibit 3.1 to this Amendment No. 5 provides the following items from the Form 10: (i) Amendments and original Articles of Incorporation, and (ii) Restated Articles of Incorporation.

No other changes have been made to the Form 10 other than those described above. This Amendment No. 5 does not reflect subsequent events occurring after the original filing date of the Form 10 or modify or update in any way disclosures made in the Form 10.

Item 15.	Financial Statements and Exhibits

Exhibit Number and Description		Location Reference

2.1	Withdrawal of Preferred Shares Designation	Previously filed

3.1	Articles of Incorporation and Amendments	Filed herewith

3.2	Bylaws	Previously filed

3.4	Certificate of Designation	Previously filed

5.1	Opinion of Archer & Greiner, P.C.	Previously filed

10.1	Court Custodial Order	Previously filed

3

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

REYNALDO’S MEXICAN FOOD COMPANY INC.

Date: December 6, 2022	By:	/s/ Rhonda Keaveney
	Name:	Rhonda Keaveney
	Title:	CEO

4